EXHIBIT 23.2




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                         Consent of Independent Auditors


The Board of Directors
Tofutti Brands Inc.:


We consent to the use of our report dated March 16, 1999, on the financial statements of Tofutti Brands Inc. as of December 26, 1998 and December 27, 1997 and for the 52-week periods then ended, which report appears in the December 26, 1998 Annual Report on Form 10-KSB of Tofutti Brands Inc., incorporated herein by reference.



                                    /s/KPMG LLP
                                       KPMG LLP


Short Hills, New Jersey
May 25, 1999